Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE REPORTS 2015 FIRST QUARTER RESULTS

OVERLAND PARK, Kan., April 30, 2015 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the first quarter of 2015.

Consolidated operating revenue for the first quarter of 2015 was $1.186 billion with consolidated operating income reported at $3.7 million. As a comparison, the company reported consolidated operating revenue of $1.211 billion for the first quarter of 2014 and a consolidated operating loss of $32.4 million, which included a $0.2 million loss on asset disposals.

The company reported, on a non-GAAP basis, Adjusted EBITDA of $58.8 million for the first quarter of 2015, a $35.9 million increase compared to the $22.9 million reported for the first quarter of 2014 (as detailed in the reconciliation below).

YRC Freight First Quarter Results

Operating revenue for the first quarter of 2015 for YRC Freight was $737.6 million, a $19.2 million decrease over the $756.8 million reported in the first quarter of 2014. At the same time, operating income increased $32.7 million, from an operating loss of $32.5 million, to operating income of $0.2 million, and Adjusted EBITDA increased $35.8 million, from negative $3.7 million in the first quarter of 2014 to $32.1 million in 2015.

“During the first quarter of 2015, YRC Freight’s continued pricing discipline and active freight mix management delivered year-over-year yield improvements of 2.6% including fuel surcharge and 8.2% excluding fuel surcharge,” said James Welch, chief executive officer of YRC Worldwide. “This yield performance contributed to a 430 basis point improvement in operating ratio at YRC Freight as compared to the first quarter 2014. Partially offsetting the yield and mix improvements was a decline in volume as YRC Freight prioritized yield and profitability improvements over tonnage growth to ensure that it had the right freight at the right price in the network,” stated Welch.

Regional Transportation First Quarter Results

Operating revenue for the first quarter of 2015 for Regional Transportation was $448.8 million, a $5.3 million decrease from the $454.1 million reported in the first quarter of 2014. At the same time, operating income decreased $3.3 million, from $7.9 million to $4.6 million, and Adjusted EBITDA increased slightly from $25.9 million to $26.2 million in 2015.

“The Regional segment was able to maintain its Adjusted EBTIDA levels on a year-over-year basis despite 2.5 fewer workdays in the first quarter 2015 as compared to the first quarter 2014 and despite an additional $7.7 million of expense related to adverse development of prior year liability and workers’ compensation claims,” said Welch. “Much of the first quarter results can be attributed to the emphasis on strategic yield growth throughout the quarter at each of the Regional carriers as they were able to achieve yield growth on a year-over-year basis of 0.8% including fuel surcharge and 5.8% excluding fuel surcharge. As they continue to move throughout 2015, the Regional carriers will continue to focus on yield growth, safety investments and operating efficiencies to enhance operating performance,” concluded Welch.

Finally, during the first quarter of 2015, we entered into new leases for approximately 225 tractors and 600 trailers with a total capital value of $35.1 million. Each of these new units is equipped with the latest safety technology including adaptive cruise control, lane departure and stability controls, which provide further enhancements for our safety initiatives.

Key Segment Information – first quarter 2015 compared to the first quarter of 2014

YRC Freight	2015	2014	Percent Change
Workdays	62.5	63.0
Operating revenues (in millions)	$737.6	$756.8	(2.5)%
Operating income (loss) (in millions)	0.2	(32.5)	NM	(a)
Operating ratio	100.0	104.3	4.3	pp
Total tonnage per day (in thousands)	25.05	26.13	(4.1)%
Total shipments per day (in thousands)	41.66	44.00	(5.3)%
Revenue per hundredweight incl FSC	$23.55	$22.96	2.6%
Revenue per hundredweight excl FSC	$20.66	$19.09	8.2%
Revenue per shipment incl FSC	$283	$273	3.8%
Revenue per shipment excl FSC	$249	$227	9.6%
Total weight/shipment (in pounds)	1,203	1,188	1.3%

(a)	Not Meaningful

Regional Transportation	2015	2014	Percent Change
Workdays	64.5	67.0
Operating revenues (in millions)	$448.8	$454.1	(1.2)%
Operating income (in millions)	4.6	7.9	(41.8)%
Operating ratio	99.0	98.3	(0.7	)pp
Total tonnage per day (in thousands)	30.64	30.08	1.9%
Total shipments per day (in thousands)	40.58	40.38	0.5%
Revenue per hundredweight incl FSC	$11.36	$11.28	0.8%
Revenue per hundredweight excl FSC	$10.03	$9.48	5.8%
Revenue per shipment incl FSC	$172	$168	2.1%
Revenue per shipment excl FSC	$151	$141	7.3%
Total weight/shipment (in pounds)	1,510	1,490	1.4%

Liquidity

At March 31, 2015, the company had cash and cash equivalents and amounts able to be drawn under its ABL facility totaling $175.6 million. For comparison, as of December 31, 2014, cash and cash equivalents and amounts able to be drawn totaled $198.2 million. For the three months ended March 31, 2015, cash used in operating activities was $25.8 million as compared to cash used in operating activities of $56.2 million for the three months ended March 31, 2014, an improvement of $30.4 million.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, April 30, 2015, beginning at 4:30 p.m. ET, 3:30 p.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations among other items as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. However, these financial measures should not be construed as better measurements than net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBTIDA and Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income and operating income (loss) within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) our ability to attract and retain qualified drivers, the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31, 2015	December 31, 2014

	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$136.4	$171.1
Restricted amounts held in escrow	17.9	28.9
Accounts receivable, net	515.5	470.5
Prepaid expenses and other	89.8	81.2

Total current assets	759.6	751.7

PROPERTY AND EQUIPMENT:
Cost	2,830.5	2,819.6
Less - accumulated depreciation	(1,859.5)	(1,825.4)

Net property and equipment	971.0	994.2

OTHER ASSETS:
Intangibles, net	54.9	60.3
Restricted amounts held in escrow	60.2	60.2
Deferred income taxes, net	21.2	21.4
Other assets	99.3	97.2

Total assets	$1,966.2	$1,985.0

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$204.6	$172.2
Wages, vacations, and employees’ benefits	189.0	176.6
Deferred income taxes, net	21.2	21.4
Other current and accrued liabilities	181.9	202.2
Current maturities of long-term debt	14.2	31.1

Total current liabilities	610.9	603.5

OTHER LIABILITIES:
Long-term debt, less current portion	1,074.0	1,078.8
Deferred income taxes, net	1.1	1.5
Pension and postretirement	447.7	460.3
Claims and other liabilities	312.2	315.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,307.7	2,290.9
Accumulated deficit	(2,261.6)	(2,240.0)
Accumulated other comprehensive loss	(433.4)	(432.8)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(479.7)	(474.3)

Total liabilities and shareholders’ deficit	$1,966.2	$1,985.0

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months
	2015	2014

OPERATING REVENUE	$1,186.4	$1,210.9

OPERATING EXPENSES:
Salaries, wages and employee benefits	707.3	725.7
Operating expenses and supplies	228.2	283.7
Purchased transportation	133.4	131.9
Depreciation and amortization	41.6	41.0
Other operating expenses	70.9	60.8
Losses on property disposals, net	1.3	0.2

Total operating expenses	1,182.7	1,243.3

OPERATING INCOME (LOSS)	3.7	(32.4)

NONOPERATING (INCOME) EXPENSES:
Interest expense	27.6	58.2
(Gain) loss on extinguishment of debt	0.6	(11.2)
Other, net	(4.3)	(5.1)

Nonoperating expenses, net	23.9	41.9

LOSS BEFORE INCOME TAXES	(20.2)	(74.3)
INCOME TAX (BENEFIT) EXPENSE	1.4	(4.1)

NET LOSS	(21.6)	(70.2)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	—	(18.1)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(21.6)	$(88.3)

NET LOSS	$(21.6)	$(70.2)
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(0.6)	0.9

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(22.2)	$(69.3)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	30,799	22,344
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	30,799	22,344

NET LOSS PER SHARE - BASIC	$(0.70)	$(3.95)
NET LOSS PER SHARE - DILUTED	$(0.70)	$(3.95)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(unaudited)

	2015	2014

OPERATING ACTIVITIES:
Net loss	$(21.6)	$(70.2)
Noncash items included in net loss:
Depreciation and amortization	41.6	41.0
Paid-in-kind interest on Series A Notes and Series B Notes	0.4	10.1
Amortization of deferred debt costs	1.6	3.3
Amortization of premiums and discounts on debt	1.0	17.7
Equity based compensation expense	0.5	6.6
Losses on property disposals, net	1.3	0.2
(Gain) loss on extinguishment of debt	0.6	(11.2)
Other noncash items, net	(1.9)	(3.3)
Changes in assets and liabilities, net:
Accounts receivable	(46.4)	(75.4)
Accounts payable	25.6	37.2
Other operating assets	(7.1)	(16.9)
Other operating liabilities	(21.4)	4.7

Net cash used in operating activities	(25.8)	(56.2)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(21.3)	(11.7)
Proceeds from disposal of property and equipment	5.5	0.6
Restricted escrow receipts	21.0	90.7
Restricted escrow deposits	(10.0)	(171.6)
Other, net	0.4	3.4

Net cash used in investing activities	(4.4)	(88.6)

FINANCING ACTIVITIES:
Issuance of long-term debt	—	693.0
Repayment of long-term debt	(4.5)	(789.5)
Debt issuance costs	—	(27.4)
Equity issuance costs	—	(17.1)
Equity issuance proceeds	—	250.0

Net cash provided by (used in) financing activities	(4.5)	109.0

NET DECREASE IN CASH AND CASH EQUIVALENTS	(34.7)	(35.8)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	171.1	176.3

CASH AND CASH EQUIVALENTS, END OF PERIOD	$136.4	$140.5

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(25.6)	$(39.4)
Income tax refund, net	2.2	13.6

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2015	2014	%

Operating revenue:
YRC Freight	$737.6	$756.8	(2.5)
Regional Transportation	448.8	454.1	(1.2)
Other, net of eliminations	—	—

Consolidated	1,186.4	1,210.9	(2.0)

Operating income (loss):
YRC Freight	0.2	(32.5)
Regional Transportation	4.6	7.9
Corporate and other	(1.1)	(7.8)

Consolidated	$3.7	$(32.4)

Operating ratio:
YRC Freight	100.0%	104.3%
Regional Transportation	99.0%	98.3%
Consolidated	99.7%	102.7%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of March 31, 2015	Par Value	Discount	Book Value

New term loan	$691.3	$(5.4)	$685.9

ABL facility - (capacity $450.0M; borrowing base $450.0M; availability $84.2M; amount able to be drawn $39.2M)	—	—	—
Secured Second A&R CDA	46.2	—	46.2
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	282.7	—	282.7
Other	0.2	—	0.2

Total debt	$1,093.6	$(5.4)	$1,088.2

As of December 31, 2014	Par Value	Premium/ Discount	Book Value
New term loan	$693.0	$(5.7)	$687.3

ABL facility - (capacity $450.0M; borrowing base $445.5M; availability $71.2M; amount able to be drawn $27.1M)	—	—	—
Series B Notes	17.7	(0.6)	17.1
Secured Second A&R CDA	47.0	—	47.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	285.1	—	285.1
Other	0.2	—	0.2

Total debt	$1,116.2	$(6.3)	$1,109.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2015	2014
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(21.6)	$(70.2)
Interest expense, net	27.4	58.1
Income tax expense (benefit)	1.4	(4.1)
Depreciation and amortization	41.6	41.0

EBITDA	48.8	24.8
Adjustments for debt covenants:
Losses on property disposals, net	1.3	0.2
Letter of credit expense	2.2	5.2
Restructuring professional fees	—	1.1
Nonrecurring consulting fees	2.9	—
Permitted dispositions and other	0.2	0.1
Equity based compensation expense	0.5	6.6
Amortization of ratification bonus	5.2	—
(Gain) loss on extinguishment of debt	0.6	(11.2)
Other, net (a)	(2.9)	(3.9)

Adjusted EBITDA	$58.8	$22.9

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA under our Term Loan Agreement.

	Three Months
Adjusted EBITDA by segment:	2015	2014
YRC Freight	$32.1	$(3.7)
Regional Transportation	26.2	25.9
Corporate and other	0.5	0.7

Adjusted EBITDA	$58.8	$22.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
YRC Freight segment	2015	2014
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$0.2	$(32.5)
Depreciation and amortization	23.9	24.7

EBITDA	24.1	(7.8)
Adjustments for debt covenants:
Gains on property disposals, net	(0.2)	(0.2)
Letter of credit expense	1.5	3.6
Nonrecurring consulting fees	2.9	—
Amortization of ratification bonus	3.3	—
Other nonoperating, net (a)	0.5	0.7

Adjusted EBITDA	$32.1	$(3.7)

(a)	As required under our Term Loan, other nonoperating, net, shown above does not include the impact of non-cash foreign currency gains or losses.

	Three Months
Regional Transportation segment	2015	2014
Reconciliation of operating income to adjusted EBITDA:
Operating income	$4.6	$7.9
Depreciation and amortization	17.7	16.4

EBITDA	22.3	24.3
Adjustments for debt covenants:
Losses on property disposals, net	1.5	0.4
Letter of credit expense	0.5	1.2
Amortization of ratification bonus	1.9	—

Adjusted EBITDA	$26.2	$25.9

	Three Months
Corporate and other segment	2015	2014
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(1.1)	$(7.8)
Depreciation and amortization	—	(0.1)

EBITDA	(1.1)	(7.9)
Adjustments for debt covenants:
Letter of credit expense	0.2	0.4
Restructuring professional fees	—	1.1
Permitted dispositions and other	0.2	0.1
Equity based compensation expense	0.5	6.6
Other nonoperating, net (a)	0.7	0.4

Adjusted EBITDA	$0.5	$0.7

(a)	As required under our Term Loan, other nonoperating, net, shown above does not include the impact of earnings of our equity method investment as well as non-cash foreign currency gains or losses.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Trailing Twelve Months Ended March 31, 2015

(Amounts in millions)

(Unaudited)

2015
Reconciliation of net loss to adjusted EBITDA:
Net loss	$(19.1)
Interest expense, net	118.7
Income tax benefit	(10.6)
Depreciation and amortization	164.2

EBITDA	253.2
Adjustments for debt covenants:
Gains on property disposals, net	(10.8)
Letter of credit expense	9.1
Restructuring professional fees	3.1
Nonrecurring consulting fees	2.9
Permitted dispositions and other	1.8
Equity based compensation expense	8.2
Amortization of ratification bonus	20.8
Loss on extinguishment of debt	0.6
Other, net (a)	(8.5)

Adjusted EBITDA	$280.4

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA under our Term Loan Agreement.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
	1Q15	1Q14	4Q14	Y/Y % (b)	Sequential % (b)

Workdays	62.5	63.0	61.5

Total picked up revenue (in millions) (a)	$737.4	$755.9	$784.4	(2.5)	(6.0)
Total tonnage (in thousands)	1,566	1,646	1,614	(4.9)	(3.0)
Total tonnage per day (in thousands)	25.05	26.13	26.25	(4.1)	(4.5)
Total shipments (in thousands)	2,604	2,772	2,703	(6.1)	(3.7)
Total shipments per day (in thousands)	41.66	44.00	43.96	(5.3)	(5.2)
Total picked up revenue/cwt.	$23.55	$22.96	$24.30	2.6	(3.1)
Total picked up revenue/cwt. (excl. FSC)	$20.66	$19.09	$20.61	8.2	0.3
Total picked up revenue/shipment	$283	$273	$290	3.8	(2.4)
Total picked up revenue/shipment (excl. FSC)	$249	$227	$246	9.6	1.0
Total weight/shipment (in pounds)	1,203	1,188	1,194	1.3	0.7

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$737.6	$756.8	$795.5
Change in revenue deferral and other	(0.2)	(0.9)	(11.1)

Total picked up revenue	$737.4	$755.9	$784.4

	Regional Transportation
	1Q15	1Q14	4Q14	Y/Y % (b)	Sequential % (b)

Workdays	64.5	67.0	58.5

Total picked up revenue (in millions) (a)	$449.1	$454.4	$422.4	(1.2)	6.3
Total tonnage (in thousands)	1,976	2,015	1,791	(1.9)	10.4
Total tonnage per day (in thousands)	30.64	30.08	30.61	1.9	0.1
Total shipments (in thousands)	2,617	2,706	2,439	(3.3)	7.3
Total shipments per day (in thousands)	40.58	40.38	41.69	0.5	(2.7)
Total picked up revenue/cwt.	$11.36	$11.28	$11.79	0.8	(3.7)
Total picked up revenue/cwt. (excl. FSC)	$10.03	$9.48	$10.08	5.8	(0.6)
Total picked up revenue/shipment	$172	$168	$173	2.1	(0.9)
Total picked up revenue/shipment (excl. FSC)	$151	$141	$148	7.3	2.3
Total weight/shipment (in pounds)	1,510	1,490	1,468	1.4	2.8

(a) Reconciliation of operating revenue to total picked up revenue (in millions):
Operating revenue	$448.8	$454.1	$422.2
Change in revenue deferral and other	0.3	0.3	0.2

Total picked up revenue	$449.1	$454.4	$422.4

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.